PANGAEA

3Q24

Earnings Call Presentation


BULK SACHUEST

Safe Harbor

3Q24 Earnings Call Presentation

This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea's and managements' current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea's business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea's filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea's financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea's financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.


BULK CONCORD

2

3Q24 Performance Highlights

Significant strategic progress amid seasonally strong artic trade demand

- Seasonal artic trade demand drove high utilization of specialized ice-class fleet, resulting in earned TCE rates in 3Q24 exceeding the benchmark average Baltic Panamax and Supramax indices by 19%.
- Adjusted EBITDA declined to $23.9 million in 3Q24, due to a 43% increase in charter-hire expenses, which more than offset a 3.7% increase in earned TCE rates and a 3% decrease in vessel operating expenses, net of technical management fees.
- Announced definitive agreement for dry bulk fleet combination with the dry bulk fleet of M.T. Maritime, expanding into handy-sized segment and increasing the size of the dry bulk fleet by 60%, pending shareholder approval.
- Took delivery of the Bulk Brenton and Bulk Patience increasing the amount of environmentally compliant fleet tonnage and increased the number of owned vessels to 26.
- Entering the fourth quarter prevailing market rates have been mixed. As of November 11, 2024, booked 3,378 days at an average of $16,629/day.
- Continue to execute on key capital allocation priorities, maintaining cash dividend of $0.10 per common share, to be paid on December 13, 2024.


BULK XAYMACA
PANAMA

3

3Q 2024 Performance Summary

Adjusted EBITDA
$s in Millions


3Q24
$23.9
3Q23
$27.9

Adjusted EPS
$s per Share


3Q24
$0.24
3Q23
$0.32

TCE Rate
$s per Shipping Day


3Q24
$16,324
3Q23
$15,748

Operating Cash Flow
$s in Millions


3Q23
$16.3
3Q24
$28.5

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5 Outperforming Industry Benchmark Our TCE has exceeded the market by an average of 31% on a trailing 5-year basis Cargo Focused Business Model Consistently Delivers Above- Market Performance • Current 4Q24 booked TCE rate of $16,629, an 38% premium to the market average through the quarter.* • Our niche, higher- margin trades, long- term COAs and charter-in strategy remain key areas of differentiation. * Q4 24 estimated TCE performance based on shipping days booked as of November 11, 2024 **Average of the published Panamax and Supramax indices, net of commission - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 D ay s TC E R at e ($ s p er S h ip p in g D ay ) PANL Total Shipping Days PANL TCE Rate Market TCE Rate** 6 Recent Vessel Acquisitions Disciplined acquiror of complementary assets MV Bulk Sachuest - Supramax MV Bulk Courageous - Ultramax MV Bulk Promise - Panamax MV Bulk Valor - Supramax MV Bulk Concord - Panamax MV Nordic Nuluujaak – Post Panamax(1) MV Nordic Qinnqua – Post Panamax(1) MV Nordic Sanngijug – Post Panamax(1) MV Nordic Siku – Post Panamax(1) (1) Vessels are owned through a joint venture, of which Pangaea owns 50% as of September 30, 2024 and December 31, 2023. On November 6, 2024, the Company acquired the remaining 50% interest in NBP from a non-affiliate, resulting in full ownership of NBP's fleet of four Post Panamax Ice Class 1A dry bulk vessels. Purchased 7 vessels for $245 million Purchased 3 vessels for $83 million 2023 & 2024 MV Bulk Prudence - Ultramax 2021 & 2022 MV Bulk Brenton - Supramax MV Bulk Patience - Supramax 7 Return of Capital Program Stable quarterly cash dividend supported by stable profitability Annual Dividend Payout Ratio % of Adjusted Net Income Total Annual Cash Dividend Paid $s per Share Annual Dividend Coverage Ratio Ratio of Operating Cash Flow to Dividends Issued Targeted dividend policy is aimed toward sustainability through the cycle Dividend payout has increased amid favorable market conditions and strategic execution Improved margins and cash conversion support dividend coverage despite volatile dry bulk market 6.3% 7.4% 16.5% 58.0% 2020 2021 2022 2023 $0.02 $0.11 $0.30 $0.40 2020 2021 2022 2023 22.9x 11.2x 10.1x 3.0x 2020 2021 2022 2023 8 Balance Sheet Update Ample liquidity to support ongoing growth of business Opportunistically invested in owned ship fleet during 2021 amid attractive market dynamics Repaid over $35 million in debt during 2023 through operating cash flow and vessel sales Capital allocation priorities will be balanced between debt repayment, fleet investment, opportunistic M&A and shareholder returns $116.4 $255.5 $175.6 $168.9 $199.7 $46.9 $56.2 $128.4 $99.0 $93.1 2.7x 2.4x 1.3x 2.1x 2.5x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 2020 2021 2022 2023 3Q24 TT M N et D eb t/ A d j. E B IT D A $s in M ill io n s Total Net Debt Total Cash Net Leverage

Macro Shipping Outlook

Focused on providing comprehensive logistics solutions with targeted dry bulks

Near Term Outlook (4Q24 – 1Q25)

- Dry bulk demand appears to be following seasonal norms, while wetter-than-normal weather in the Baltic region are likely to shorten the artic trade season in Q4
- US Infrastructure spending is beginning to ramp up, creating favorable tailwinds for construction related raw materials

Medium Term Outlook (Full-Year 2025)

- Global dry bulk fleet growth is expected to remain limited amid limited new-building activity
- Trade disruptions resulting from geopolitical tensions are expected to increase could create opportunities as trade looks to avoid regions of turmoil
- Current risk to medium-term rate improvement is a more pronounced global recession

Long-Term Outlook (2026 - 2027)

- Clarity in emissions free fuel alternatives creates opportunity for fleet renewal and niche offerings
- Supply chain reorganizations provide the opportunity for the Company to grow its logistics offerings with new and existing customers
- Emissions regulations will continue to put pressure on markets as fleets age amid limited new and compliant vessels are built

9

Value Creation Strategy

Durable business model insulated from macro volatility – focused on deploying capital to drive above-sector growth

Integrated shipping-logistics model
- Provide solutions to customer supply chain issues
- More efficient, lower total cost of delivery for customer
- Adds volume and margins to PANL ocean freight offerings

High fleet utilization
- Utilize chartered in fleet to arbitrage vessel positions and provide more revenue days

Organic investment
- Expand capabilities to offer cargo movement beyond ocean transportation
- Expand owned fleet for growth using our unique business plan
- Apply consistent approach to expand and renew fleet

Inorganic investment
- Purchase vessels in support of existing long-term COAs, to maximize returns
- Acquire logistics companies to grow in logistics sector

Return of capital
- Sustain consistent dividend approach, not a payout formula
- Conserve capital for fleet renewal and opportunistic growth
- Compensate for volatility of sector by maintaining reasonable liquidity

Balance sheet optionality
- Promote historical lending relationships, sustainable business plan, and consistent performance to help provide favorable lending terms
- Maintain low net leverage and substantial free cash generation to provide flexibility in financing growth projects
- Consider joint ventures to help mitigate risks and create synergies

10

Investment Conclusion

Small-cap growth play with stable return of capital program

- Integrated shipping-logistics model delivering consistent, above-market returns
- Focused on consistently high fleet utilization to drive operating leverage
- Positioned to benefit from tightening global supply of dry-bulk vessels amid continued demand growth
- On-shore logistics offering provides significant, incremental revenue opportunities
- Leading position within Ice-Class trades supports superior earned TCE rates
- Disciplined capital allocation strategy
- Long-term cargo-based contracts provide multi-year demand visibility
- Significant balance sheet optionality to pursue growth, low net leverage

11

PANGAEA

Appendix


NORDIC SANNGIJUQ
NORDIC
MAJURO

Selected Balance Sheet Data

(in thousands,may not foot due to rounding)		**September 30, 2024 (unaudited)**		December 31, 2023 (audited)
Current Assets				
Cash and cash equivalents	$	**93,120**	$	99,038
Accounts receivable, net		**44,157**		47,892
Other current assets		**58,962**		44,897
Total current assets		**196,239**		191,826
Fixed assets, including finance lease right of use assets, net		**543,716**		504,659
Goodwill		**3,105**		3,105
Other Non-current Assets		**6,107**		5,590
Total assets	$	**749,167**	$	705,180
Current liabilities				
Accounts payable, accrued expenses and other current liabilities	$	**47,778**	$	35,836
Current portion long-term debt and finance lease liabilities		**30,776**		52,722
Other current liabilities		**17,360**		16,776
Total current liabilties		**95,914**		105,334
Secured long-term debt and finance lease liabilities, net		258,081		211,713
Other long-term liabilities		**16,357**		17,937
Total Pangaea Logistics Solutions Ltd. equity		332,590		323,886
Non-controlling interests		46,225		46,310
Total stockholders' equity		**378,815**		370,196
Total liabilities and stockholders' equity	$	**749,167**	$	705,180

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Selected Income Statement Data

(in thousands,may not foot due to rounding)	Three months ended September 30,				Nine months ended September 30,			
		2024 (unaudited)		2023 (unaudited)		**2024 (audited)**		2023 (audited)
Revenues:								
Voyage revenue	$	**145,120**	$	127,885	$	**356,506**	$	346,300
Charter revenue		**4,860**		3,798		**23,738**		16,637
Terminal & stevedore revenue		**3,135**		3,934		**9,117**		4,454
Total revenue		**153,115**		135,616		**389,361**		367,391
Expenses:		-		-		-		-
Voyage expense		**71,540**		59,075		**169,805**		170,349
Charter hire expense		**36,511**		25,467		**96,339**		77,183
Vessel operating expenses		**13,885**		14,253		**41,290**		41,070
Terminal Expenses		**2,417**		3,518		**7,325**		3,892
General and administrative		**6,042**		5,500		**18,350**		17,115
Depreciation and amortization		**7,719**		8,092		**22,609**		22,546
Loss on sale of vessel		**-**		-		**-**		1,172
Total expenses		**138,114**		115,905		**355,718**		333,329
Income from operations		**15,001**		19,711		**33,644**		34,062
		-		-		-		-
Total other expense, net		**(8,944)**		479		**(10,927)**		(7,702)
Net income		**6,057**		20,190		**22,716**		26,360
Income attributable to noncontrolling interests		**(946)**		(1,322)		**(2,248)**		(1,173)
Net income attributable to Pangaea Logistics Solutions Ltd.	$	**5,111**	$	18,868	$	**20,468**	$	25,187
Adjusted EBITDA [(1)]	$	**23,917**	$	27,881	$	**59,795**	$	60,042

Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense, and other non-recurring items, if any.

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Reconciliation of Non-GAAP Measures

	For the three months ended		For the nine months ended	
	9/30/2024 (unaudited)	9/30/2023 (unaudited)	**9/30/2024 (unaudited)**	9/30/2023 (unaudited)
Net Transportation and Service Revenue				
Gross Profit	**$ 21,084,541**	**$ 25,240,555**	**$ 52,075,557**	**$ 52,433,372**
Add:				
Vessel Depreciation and amortization	7,677,620	8,063,270	22,526,796	22,462,168
Net transportation and service revenue	**$ 28,762,161**	**$ 33,303,825**	**$ 74,602,353**	**$ 74,895,540**
Adjusted EBITDA				
Net Income	**$ 6,057,122**	**$ 20,190,102**	**$ 22,716,256**	**$ 26,359,872**
Interest expense, net	3,808,222	3,573,182	9,931,289	9,857,006
Income (loss) attributable to Non-controlling interest recorded as long-term liability interest expense	(274,326)	267,198	420,826	1,027,798
Depreciation and amortization	7,719,083	8,092,495	22,609,231	22,546,350
EBITDA	**17,310,101**	**32,122,977**	**55,677,602**	**59,791,026**
Non-GAAP Adjustments:				
Loss on sale of vessels	-	-	-	1,172,196
Share-based compensation	645,835	270,007	2,313,185	1,393,514
Unrealized loss (gain) on derivative instruments, net	5,961,224	(4,531,912)	1,804,388	(2,760,059)
Other non-recurring items	-	19,476	-	445,178
Adjusted EBITDA	**$ 23,917,160**	**$ 27,880,548**	**$ 59,795,175**	**$ 60,041,855**

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Reconciliation of Non-GAAP Measures

Earnings Per Common Share								
Net income attributable to Pangaea Logistics Solutions Ltd.	**$**	**5,111,040**	**$**	**18,868,291**	**$**	**20,467,991**	**$**	**25,187,098**
Weighted average number of common shares - basic		**45,279,813**		44,775,438		**45,257,462**		44,754,620
Weighted average number of common shares - diluted		**46,011,402**		45,081,668		**45,947,548**		45,108,039
Earnings per common share - basic	**$**	**0.11**	$	0.42	**$**	**0.45**	$	0.56
Earnings per common share - diluted	**$**	**0.11**	$	0.42	**$**	**0.45**	$	0.56
Adjusted EPS								
Net income attributable to Pangaea Logistics Solutions Ltd.	**$**	**5,111,040**	**$**	**18,868,291**	**$**	**20,467,991**	**$**	**25,187,098**
Non-GAAP								
Add:								
Loss on impairment of vessels		-		-		-		-
Loss on sale of vessels	**$**	**-**	**$**	**-**	**$**	**-**	**$**	**1,172,196**
Unrealized loss (gain) on derivative instruments, net		**5,961,224**		**(4,531,912)**		**1,804,388**		**(2,760,059)**
Other non-recurring items		-		19,476		-		445,178
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.		**11,072,264**		14,355,855		**22,272,379**		24,044,413
Weighted average number of common shares - basic		45,279,813		44,775,438		45,257,462		44,754,620
Weighted average number of common shares - diluted		**46,011,402**		**45,081,668**		**45,947,548**		**45,108,039**
Adjusted EPS - basic	$	0.24	$	0.32	$	0.49	$	0.54
Adjusted EPS - diluted	**$**	**0.24**	**$**	**0.32**	**$**	**0.48**	**$**	**0.53**

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